UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2020
WATERMARK LODGING TRUST, INC.
(Exact name of registrant as specified in its charter)

000-55461	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

150 N. Riverside Plaza, Chicago IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-8600

(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on April 13, 2020 to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

On April 13, 2020, Carey Watermark Investors 2 Incorporated ("CWI 2") completed the previously announced merger (the “Merger”) of Apex Merger Sub LLC, its direct, wholly owned subsidiary (“Merger Sub”), with and into Carey Watermark Investors Incorporated ("CWI 1"), in an all-stock transaction. After giving effect to the Merger, CWI 1 became a wholly owned subsidiary of CWI 2. The merger was effected pursuant to the Agreement and Plan of Merger, dated as of October 22, 2019, by and among us, CWI 1 and Merger Sub. The combined company has been renamed Watermark Lodging Trust, Inc. ("WLT").
The CWI 1 consolidated financial statements as of and for the three months ended March 31, 2020 and the consolidated financial statements and independent auditor's report as of and for the year ended December 31, 2019 are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited consolidated financial statements of CWI 1 as of and for the three months ended March 31, 2020

99.2	Audited consolidated financial statements of CWI 1 as of and for the year ended December 31, 2019

99.3	Unaudited pro forma condensed consolidated financial information of WLT as of and for the three months ended March 31, 2020 and for the year ended December 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Watermark Lodging Trust, Inc.
Date:	June 26, 2020
		By:	/s/ Noah K. Carter
Noah K. Carter
Chief Accounting Officer